LICENSE AGREEMENT


                              by and between

        VASCO DATA SECURITY INTERNATIONAL, INC., for itself and its subsidiaries ("LICENSEE")

                                    and

           LERNOUT & HAUSPIE SPEECH PRODUCTS, N.V. ("LICENSOR")



   Effective Date:            March 25, 1998         Initial Term: Five
   years

   LICENSEE Corporate Name: VASCO Data Security International, Inc. Incorporated under the Laws of Delaware, USA
   Address:       1901 S. Meyers Road, Suite 210
                  Oakbrook Terrace, IL USA 60181
   Phone:         630-932-8844   Fax: 630-495-0279

   LICENSEE Notices Address:          Same


   Attention:               T. Kendall Hunt or Greg Apple

   Phone:                   Same                     Fax:


   LICENSOR Name: Lernout & Hauspie Speech Products N.V.
   Incorporated under the Laws of Belgium
   Address:       St. Krispijnstraat 7
                  8900 Ieper, Belgium
   Phone:              057/22 88 88   Fax: 057/20 84 89

   LICENSOR Notices Address:          52 3rd Avenue

                            Burlington, MA  01803

   Attention:               Mr. Tom Doherty
   Phone:                   781-238-0960             Fax:      781-238-
   0986


   THIS AGREEMENT IS GOVERNED BY THE ATTACHED TERMS AND CONDITIONS. LICENSEE AND LICENSOR ACKNOWLEDGE THAT THEY HAVE READ AND AGREE TO BE BOUND BY THE ATTACHED TERMS AND CONDITIONS. IN WITNESS WHEREOF, THIS AGREEMENT HAS BEEN DULY EXECUTED BY THE PARTIES HERETO, AS OF THE EFFECTIVE DATE.

   LICENSEE:                     LICENSOR:

   By:                           By:

   Name:                              Name:

   Title:                             Title:

  ARTICLE I:  DEFINITIONS

   The following terms shall have the meanings ascribed to them herein whenever they are used in this Agreement, unless otherwise clearly indicated by the context.

   1.1. "Corrections"  shall  mean  changes  made  in  the   Development
      Software and/or Documentation by LICENSOR to correct errors or defects in the Development Software and/or Documentation.

   1.2. "Designated Application" shall mean the application(s) made by LICENSEE as identified in Addendum B.

   1.3. "Development Software" shall mean  the Software Development  Kit
      (SDK),  to be  adapted to  work with  the Designated  Application;
      Documentation for the SDK, which is customarily provided by LICENSOR as a part of the SDK; and all Corrections of the SDK. This shall not include any enhancements or upgrades of the SDK.

   1.4. "Documentation" shall mean those visually-readable materials, in English, developed by or for LICENSOR for use in connection with the Development Software. Documentation includes operating instructions, input information and format specifications.

   1.5. "End User" shall mean the customers of LICENSEE or of Third Parties, who will only be granted the right to use the Run-Time Software in connection with the Designated Application.

   1.6. "Run-Time Software" shall mean an object code/executable copy of software derived from the Development Software (or any portion thereof) which is integrated by LICENSEE within the Designated Application and executable only in association with the Designated Application.

   1.7. "Third Party" shall include original equipment manufacturers, system houses, value added resellers and other such entities engaged in doing business with LICENSEE, and who acquire the Designated Application, incorporating the Run-Time Software, for distribution purposes only.

   1.8"Subsidiary"  shall mean a  corporation or other  legal entity  at least a majority of whose voting stock or voting power entitled to vote for the election of directors (or other managing authority) is owned, directly or indirectly, by the parent, now or hereafter.

   ARTICLE II:  GRANT OF SOFTWARE LICENSE

   2.1. Subject to all applicable terms and conditions hereof, LICENSOR hereby grants to LICENSEE and its subsidiaries and LICENSEE and its subsidiaries accept from LICENSOR, except as noted in Addendum B, a world-wide non-exclusive, non-transferable license to:

      a) use the Development Software solely in connection with LICENSEE's development, distribution and provision of technical support for Designated Application incorporating Run-Time Software;

      b) make  Run-Time  Software   copies  based on  the   Development
         Software  with  the  sole  purpose  to  incorporate  into   the
         Designated Application;

      c) distribute  to  End Users  directly  or through  Third  Parties,
         copies  of  the   Run-Time  Software   incorporated  into   the
         Designated Application;

      d) incorporate all or part of the Documentation into LICENSEE's Designated Application documentation, provided LICENSEE properly incorporates and references LICENSOR's trademarks and copyrights in the documentation.

   2.2. All distributions by Third Parties in accordance with Article 2.1.c shall be pursuant to written agreements that incorporate applicable terms and conditions hereof, including appropriate methods of calculation, reporting and payment of applicable royalties (see Article III hereof).

   2.3. It is furthermore expressly agreed that the only right granted to Third Parties is the right to distribute the Designated Application incorporating the Run-Time Software.


   ARTICLE III: ROYALTIES/PAYMENTS

   3.1. Royalties
      In consideration for the rights granted under Article II, LICENSEE shall make royalty payments to LICENSOR, pursuant to Addendum C, for the Run-Time Software shipped hereunder by LICENSEE or distributed by any Third Party.

   3.2. Other Fees
      Any training provided by LICENSOR under this Agreement will be invoiced at the end of each month in which said services are provided. Unless otherwise provided in writing, all invoices are payable within thirty (30) days after invoice date.

   3.3. Late Payments
      Failing payment on time as mentioned here above, LICENSEE shall be deemed to be in default, such without any notice or injunction being required. In such case, LICENSEE shall be liable for interest at the rate of twelve percent (12%) per annum of the total amount due.


   ARTICLE IV:  WARRANTY

   4.1. LICENSOR warrants that it has the right to grant the licenses contained in this Agreement.

   4.2. LICENSOR warrants that the Development Software will perform substantially in accordance with the specifications as mentioned in the Documentation. LICENSEE acknowledges that the Development Software is of such complexity that it may have inherent defects and agrees that if any deviations from the Documentation exist, as LICENSEE's exclusive remedy and LICENSOR's sole responsibility, LICENSOR shall use its best efforts to eliminate any significant deviations reported to it by LICENSEE in writing. This warranty shall expire six (6) months after the Effective Date of this Agreement (the "Warranty Period").
   4.3. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES, AND LICENSEE RECEIVES, NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LICENSOR DOES NOT WARRANT THAT ANY OR ALL FAILURES, DEFECTS OR ERRORS WILL BE CORRECTED, OR WARRANT THAT THE FUNCTIONS CONTAINED IN THE DEVELOPMENT SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS. LICENSEE ACKNOWLEDGES THAT LICENSOR HAS MADE NO REPRESENTATIONS REGARDING WARRANTY OR LIABILITY OTHER THAN AS STATED IN THIS AGREEMENT.


   ARTICLE V:  SUPPORT

   5.1. During the  term of  the Warranty  Period  as defined  above  in
      Article IV, LICENSOR shall, upon request of LICENSEE, provide the following support to LICENSEE, free of charge :

      a) Telephone Support
         LICENSOR  shall  provide   telephone  consulting  services   to
         LICENSEE's designated personnel to assist such personnel in resolving problems, obtaining clarification relative to the Development Software and Documentation and providing assistance regarding suspected defects or errors in the Development Software or Documentation. Said services shall be provided during normal business hours (Belgian Time), Mondays through Fridays (excluding Belgian legal holidays). The names, telephone, fax numbers of LICENSOR's support personnel, as well as a list of the current holidays, are specified in Addendum D.

      b) Written Support
         LICENSOR  agrees to  diligently  work  for  the  resolution  of
         defects  and  errors   in  the   Development  Software   and/or
         Documentation.

      c)     Corrections
         LICENSOR shall keep LICENSEE advised of the status of all Corrections done by LICENSOR for the Development Software and Documentation during the term of the support. At the request of LICENSEE, LICENSOR shall provide one (1) copy of the current release of the Development Software incorporating such Corrections.

      d)     Exceptions to Technical Support Agreements
         The below items are expressly excluded from the support programs and shall, as such, be invoiced at the then current engineering fees:

         i)Maintenance of software not delivered by LICENSOR;

         ii) Repairs caused by other causes than normal use or repairs caused by force majeure (such as, but not limited to, fire, flood, failure of electric power or air conditioning);

         iii) Repairs required by the fact that maintenance has been done by a third party, not authorized by LICENSOR.

      e)     Training
         Training can be given to LICENSEE by LICENSOR as an additional service which will be invoiced at the applicable training fees.

   5.2. After the term of the Warranty Period, LICENSEE may purchase additional support and training from LICENSOR by entering into a maintenance and support agreement.


   ARTICLE VI:  TERM

   6.1. The Initial Term of this Agreement shall commence on the Effective Date herein and shall be automatically renewed for one
      (1)  year periods, unless  terminated or canceled  as provided  in
      Article 6.2.

   6.2. This Agreement may be terminated for cause, as follows:

      a) by LICENSOR, if LICENSEE fails to make timely payments or provide royalty reports as required hereunder, and any such failure is not remedied within thirty (30) days after receipt of written notice;

      b) by LICENSOR,  if  LICENSEE expressly  or  impliedly  repudiates this license by refusing to observe the restricted use or confidentiality requirements as mentioned in this Agreement, LICENSOR may terminate this Agreement immediately, by providing written notice to LICENSEE stating such breach;

      c) by either party, if a party ceases its business activities as a result of bankruptcy, dissolution, liquidation, or other causes, the other party may immediately terminate this Agreement by providing written notice to that party.

   6.3. After the Initial Term as defined hereabove, this Agreement may be terminated by either party without cause by giving the other party a ninety (90) days written notice.

   6.4.Any termination or cancellation of this Agreement shall promptly terminate LICENSEE's rights as defined in Article II. Provided however that such termination shall not terminate or affect sublicenses previously and properly granted to End Users and Third Parties, being it that such termination is not due to breach of contract by LICENSEE.

   6.5. No termination or cancellation of this Agreement shall affect the obligation of LICENSEE to collect and distribute to LICENSOR all payments, which have become or will be due from Third Parties and End Users and any other payments which have become due hereunder.

   6.6. At the moment of termination or cancellation LICENSEE shall promptly return all Development Software to LICENSOR.

   6.7. For  the purposes  of this  Agreement "immediately"  shall  mean
   three (3) days after postal date of a             written  notice  or
   the date of delivery of the courier mail company, whichever comes first.


   ARTICLE VII:  INDEMNITY
   7.1. LICENSOR shall indemnify and defend LICENSEE and Third Parties against any claim that the Development Software infringes any third party patent, copyright, trade secret or other intellectual property right when used in accordance with the terms of this Agreement, provided however that LICENSEE shall give LICENSOR prompt notice of any such claim and shall give information, reasonable assistance and authority to defend or settle the claim. LICENSOR shall have the right, at its option, either to obtain for LICENSEE the right to continue using the Development Software and Run-Time Software, substitute other software with equivalent functional capabilities, modify the Development Software and Run-Time Software so that it is no longer infringing while retaining equivalent functions, or terminate this Agreement and refund all royalties paid by LICENSEE under Addendum C of this Agreement.

   7.2. Except as provided above, LICENSOR shall have no liability to LICENSEE, Third Parties and End Users in the event infringement of any intellectual property right arises from components of a Designated Application which are not derived directly from the Development Software or Run-Time Software operating on the
      Designated Application, but which are introduced into the Designated Application by LICENSEE, or which result from compliance with LICENSEE's designs, specifications or instructions, or from modification of the Development Software by LICENSEE.


   ARTICLE VIII:  LIABILITY

   8.1. Limitation on Damages

      In no event shall LICENSOR be liable for any loss of or damage to revenues, profits or goodwill or other special, incidental, indirect or consequential damages of any kind, resulting from its performance or failure to perform pursuant to the terms of this Agreement or any of the attachments hereto, or resulting from the furnishing, performance, or use or loss of use of any Development Software, Run-Time Software or other materials delivered to LICENSEE hereunder, including, without limitation, any interruption of business, whether resulting from breach of contract, breach of warranty, or any other cause (including negligence), even if LICENSOR has been advised of the possibility of such damages.


   8.2. Maximum Liability

      LICENSOR's total liability to LICENSEE from any and all causes shall be limited to the total amount of royalties actually paid by LICENSEE to LICENSOR under this Agreeement.

      LICENSOR's limitation of liability is cumulative with all LICENSEE's payments being aggregated to determine satisfaction of the limit. The existence of more than one claim shall not enlarge or extend the limit.


   ARTICLE IX:  CONFIDENTIAL INFORMATION
      9.1. "Confidential Information" shall mean (a) any information conveyed in written, graphic, machine-readable or other tangible form, provided that such information is conspicuously marked and/or considered by a party as confidential or proprietary; or
      (b) any information conveyed orally where such information is designated as confidential or proprietary at the time of such oral disclosure. Notwithstanding the above, information shall not be deemed Confidential Information to the extent that it
      (i) was generally known and available in the public domain at the time it was disclosed or subsequently becomes generally known and available in the public domain through no fault of the recipient;
      (ii) was known to the recipient at the time of disclosure;
      (iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the recipient without any use of the Confidential Information of the disclosing party; or (v) becomes known to the recipient from a source other than the disclosing party without breach of this Agreement.The obligation not to use or disclose said Confidential Information will remain in effect until one of these exceptions occurs.

   9.2. Both parties agree not to disclose any trade secrets or Confidential Information transferred to it by the other party which are identified in writing and/or are considered by a party as confidential. Each party shall protect the other's Confidential Information form unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential information.

   9.3. Since unauthorized transfer of one party's Confidential Information will substantially diminish their value and injure that party in ways that cannot be remedied fully by money, the other party's breach of these Article IX obligations will entitle first party to equitable relief (including orders for specific performance and injunctions), as well as monetary damages.

   9.4. Both parties agree that the terms and conditions, and this Agreement itself shall be considered as Confidential Information, except as expressly otherwise stated in this Agreement.


   ARTICLE X:  RESTRICTED USE

   10.1. LICENSEE shall not use, distribute or have distributed the Development Software as such, nor shall LICENSEE use, distribute or have distributed any Run-Time Software in connection with or on any application other than the Designated Application.

   10.2. LICENSEE shall not recreate, generate or reverse-engineer any portion or version of the Development Software or attempt any of the foregoing, or aid, abet or permit others to do so. LICENSEE is not allowed to make any derivative works based on or make any modifications to the Development Software, other than expressly agreed to in this Agreement.

   10.3. LICENSEE expressly agrees not to commercialize the Development Software and/or Run-Time Software, in a manner which enables a third party to make, use, or distribute additional applications other than the Designated Application.

   10.4. LICENSEE acknowledges that unauthorized reproduction or use of the Development Software and/or Run-Time Software as provided in this Article X is a breach of a material obligation of this Agreement and is subject to any available remedies for such breach.

   ARTICLE XI:  TITLE AND RIGHTS TO SOFTWARE AND MODIFICATIONS

   11.1. The grant of license and distribution rights by LICENSOR to LICENSEE under Article II hereof is LICENSEE's only right to the Development Software and the Run-Time Software. Title, interests and rights to the Development Software and Run-Time Software, in all language versions delivered or to be delivered hereunder shall always remain in LICENSOR.

   11.2. Title, interests and rights to the Development Software, the Run-Time Software and Documentation shall always remain in LICENSOR. Furthermore, the grant of such license shall not restrict licensing by LICENSOR in any manner.

   ARTICLE XII:  TAXES

   12.1.The   Run-Time   Software   licensed   hereunder   is   intended
       principally for use by End Users and therefore should be exempt from sales, use, excise and other similar taxes. However, if such tax, or any import duty, or export duty, should be imposed on LICENSOR, LICENSEE shall either bear such tax or duty by a direct payment to the taxing authority or shall reimburse LICENSOR for such tax or duty paid by LICENSOR.


   ARTICLE XIII:  USE OF LOGO

   13.1. LICENSEE agrees to add the L&H Corporate Logo to its products using the Run-Time Software or any other logo at the request of LICENSOR. This logo must appear on the packaging and collateral of LICENSEE's Designated Application, as well as in the accompanying user documentation. LICENSEE agrees to issue with LICENSOR a joint press release upon shipment of its first product using the Run-Time Software, or sooner, as mutually agreed upon by both parties. Any press releases concerning this Agreement must be approved in writing by LICENSOR prior to release.

   13.2.     LICENSEE shall provide LICENSOR,  free of charge, with  ten
      (10) copies of the Designated Application for demonstration and marketing purposes.

   ARTICLE XIV:  MISCELLANEOUS
   14.1. This Agreement shall be deemed to have been entered into and shall be construed, governed and interpreted in accordance with the laws of Belgium, without giving effect to principles of conflict of law.

   14.2. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

   14.3. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms of this Agreement or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term or the future exercise of such right.

   14.4. Whenever any occurrence (e.g. an event of force majeure) is delaying or threatens to delay LICENSOR's timely performance under this Agreement, LICENSOR will promptly give notice thereof, including all relevant information with respect thereto, to LICENSEE.

   14.5. It is hereby agreed that the rights and obligations of the parties hereto contained in Articles III, VI, VIII, IX, X, XI, XII and the Addenda referenced therein, shall survive and continue after any termination or cancellation of this Agreement and shall bind the parties, their successors, their assigns and their legal representatives.

   14.6. This Agreement sets forth and shall constitute the entire agreement between LICENSEE and LICENSOR with respect to the subject matter thereof, and shall supersede any and all prior agreements, understandings, promises and representations made by one party to the other concerning the subject matter herein and the terms and conditions applicable thereto. This Agreement may not be released, discharged, supplemented, interpreted, amended or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each of the parties hereto as is specially provided elsewhere in this Agreement.

   14.7. In making and performing this Agreement, the parties act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create the relationship of partner or of employer and employees between the parties. At no time shall either party make commitments for or in the name of the other party.

   14.8. LICENSEE is not allowed to assign the license rights granted hereunder without LICENSOR's prior written consent, which shall not be unreasonably withheld.

   14.9. All notices under this Agreement shall be sent to the address here above mentioned. All such notices shall be deemed to be received by the other party three (3) days after the postal date or on the date of signature of the receipt of delivery by a courier mail company.

   14.10.The   Addenda   referenced   in   this   Agreement,   and   the
      specifications referenced therein, as well as other documentation referenced in this Agreement which define the obligations of the parties, are a part of this Agreement with the same force and effect as if fully set forth herein.

                                ADDENDUM A

                     SOFTWARE FUNCTIONAL SPECIFICATION

   1. Functional Specification of the Development Software

   Speaker Verification

   Lernout & Hauspie has developed speaker verification software for use in access control applications. The VOICE PRINT software is built around the L&H speaker verification engine. As such it allows for seamless integration in already existing telephone applications.

   The actual scenario and combination of different elements in the verification procedure is under control of the application developer. He can combine several attempts or several passwords to improve the overall security.

   PRODUCT DESCRIPTION

        Enrollment of a new speaker

   Each new person is asked to select his personal password or passwords (each at least 1 second in length) and enter 3 times into the system. The verification software checks if the password(s) is (are) sufficiently long, contains a sufficiently rich subset of phonemes and if the said utterances were consistent over the 3 enrollment utterances. Out of each utterance a feature vector, or voice token, is extracted. The 3 voice tokens are then combined by the verification engine into a single Voice Print, which is the final representation of the identity of the user. The whole enrollment procedure should not take longer than half a minute.

          Verification Procedure

   This is a 2-step procedure.
   Identity Claim: First the person needs to identify himself to the system. This can be achieved by using `a token' for entering a name or access number but could also be achieved by keyboard input, magnetic badge, or any other suitable method.
   VOICE PRINT verification: As primary verification check the person is asked to enter his voice password. A new voice token is extracted from the uttered sample and is matched against the centrally stored voice print.

          Features

        . passwords of 1 second or longer
        . consistency check during enrollment
        . utterance length control
        . tradeoff between false acceptance and false rejection by simple threshold control
        . possibility of integration of multiple identity claims and multiple verification prompts
        . environment: this product is designed to work over
          telephone input.
        . response time: less than 0.5 seconds

   PERFORMANCE

   Using a double voice print of each 1 to 2 seconds long (3-4 syllable word) following average equal error rates have been obtained:
        .  better than 4% EER in case the intruder KNOWS the password

   Using a triple voice print of each 1 to 2 seconds long (3-4 syllable word) following average equal error rates have been obtained:
        .  better than 3% EER in case the intruder KNOWS the password


   SYSTEM REQUIREMENTS

   Minimum 486 PC, equipped with the necessary telephony hardware and software, Windows '95, Minimum 8 MB RAM

   Background storage (on disk) of a voice print requires as little as 1.4kByte pre second of speech. An active keyword (in RAM) requires 25kByte/second.

   Client-Server architecture is supported

   2. Deliverables

        Licensee agrees having received he SDK for Speaker verification and the software supporting logic to combine scores from individual trials and multiple passwords. And furthermore he hereby accepts the development software.



                                ADDENDUM B

                DESIGNATED APPLICATION/ LIMITED EXCLUSIVITY


      1.  Designated Application

      The Run-Time Software will be incorporated into the following LICENSEE' s proprietary application(s):

      Products into which the Run-Time Software represents an inherent part of its security function, or add-on modules to certain products into which the Run-Time Software represents an inherent part of its security function, which are being deployed in the field of:

      Telecom Applications.

      Data Security Applications

      Physical Access Applications.

      Future applications to be defined in mutual agreement.

      2.  LIMITED EXCLUSIVITY

      The license granted under article 2.1. shall be exclusive with respect to Data Security Applications under which LICENSOR's Run-Time Software is used as an alternate method to authenticate users under LICENSEE' s patents 4,599,489 Claim 1 (attached hereto as Exhibit 1) and 0172239 Claim 1 (attached hereto as
      Exhibit 2), under the assumption of LICENSEE' s representations and warranties that it fully and solely owns the above patents and that these patents have not been invalidated by any third party.

      Both patents describe the use of a device that is analogous to a key to generate passwords for authenticating users. The exclusivity pertains to Data Security Applications under which the users are required to generate a voice sample that can then be transmitted to the computer for verification using the Run-Time Software, all in accordance with and limited to the above claims under the above mentioned patents.

      LICENSEE acknowledges that LICENSOR retains the right to enter into agreements, without any restriction or consideration, under which its customers, either existing or new, shall have the right to commercially use and exploit the Run-Time Software in connection with Data Security Applications in so far said applications do not infringe the above patents of LICENSEE.

      Furthermore, nothing in this Agreement shall prevent LICENSOR to license the Run-Time Software to its existing customer base, under which LICENSOR has sold or licensed an L&H product, as well as to customers who received a license from LICENSEE under which such customer is or will be allowed to practice the claims under the above patents.

      This exclusivity shall commence on the Effective Date of this Agreement and shall remain for a period of five(5) years,

      (i) so long as LICENSEE:
      a) does not enter into agreements with other speech software companies;

      b) makes timely payments to LICENSOR under this Agreement and other agreements;

      c)     remains the sole owner of the above patents;

      (ii) unless the patents are abandoned by LICENSEE or such patents becomes the subject of a patent invalidation;

      (iii) provided both parties evaluate from time to time, but not less than once a year, the revenue forecasts to be generated under the exclusivity.

      The failure to achieve any of the above cumulative conditions shall immediately revert the exclusivity into a non- exclusivity.

      In addition, both parties agree to consider the other as a Strategic Partner. As such, both parties agree to negotiate in good faith to issue a license(s) to companies in Data Security industry which wish to incorporate either the LICENSOR's Run-Time Software or Licensee's derivative products developed using LICENSOR's Run-Time Software.


                                  ADDENDUM C

                              ROYALTY PRICING

   1. Royalties

      a) The royalty to  be paid by LICENSEE  for the use of  LICENSOR's
         Run-Time Software  consists   of  ten  percent (10  %)  of  the
         revenue of LICENSEE related to the Designated Applications.

      b) LICENSEE hereby commits to a non-refundable pre-payment on royalties in the amount of US $ 800.000 (eight hundred thousand US $).

      c) LICENSEE will provide LICENSOR with calendar quarterly reports showing the quantity of royalty-bearing copies of the Designated Application shipped and/or distributed hereunder, commencing three (3) months after the Effective Date. These quarterly reports shall be provided to LICENSOR within ten
         (10) days after each quarter. LICENSEE shall at the same time transfer the amount of royalties due to LICENSOR's bank account for all such royalties due.

      d) LICENSEE shall keep a separate register in which it shall record the exact number of royalty- bearing copies, as well as the type of the Designated Application incorporating the Run-Time Software and any other information relevant for determining the amounts of royalties payable.

         LICENSOR shall have the right to conduct an audit of LICENSEE, and (through LICENSEE), Third Parties records relative to the performance of this Agreement no more than once yearly. Such audit shall be conducted by a mutually acceptable auditing firm, independent from the parties.

         LICENSEE's approval of the time and place for the audit requested by LICENSOR shall not be unreasonably withheld.

         Any audit shall be performed during normal business hours. In the event such audit reveals an underpayment to LICENSOR, LICENSEE shall pay LICENSOR such underpayment within thirty
         (30) days, as well as the audit costs. Those audit costs shall only be paid by LICENSEE if the underpayment is greater than five percent (5%).

   2. Engineering Fees

      No engineering specification is currently anticipated. In the event engineering needs to be performed, a separate engineering agreement will be executed.

   3. Payment Terms

   a) LICENSEE will pay a first non-refundable pre-payment on royalties to the amount of six hundred thousand US Dollars ($ 600,000 USD) within three (3) months after the Effective Date of this Agreement. This non-refundable prepayment will be credited against royalty payments as described in this Agreement. LICENSEE shall pay the non-refundable prepayment according to the payment schedule as mentioned hereunder:

      LICENSEE   will  pay  a   second  non-refundable  pre-payment   on
      royalties to the amount of two hundred thousand US Dollars ($ 200,000 USD) within twelve (12) months after the Effective Date of this Agreement. This non-refundable prepayment will be credited against royalty payments as described in this Agreement. LICENSEE shall pay the non-refundable prepayment according to the payment schedule as mentioned hereunder:

        After the minimum committed royalties, the amounts of royalties shall be paid by LICENSEE to LICENSOR in quarterly basis and shall be calculated according to section 1 of this Addendum, being it understood that during the commitment period, or any extension thereof, royalties shall be at least equal to or be higher than the minimum amounts as specified in section 3.a).

        This means that if during the commitment period/or any extension thereof, the royalty fee in a specific quarter would be less than the corresponding minimum amount to be paid in such quarters, LICENSEE shall pay the minimum amount, but shall be entitled to offset the difference in and against any future quarterly royalty payments, which would exceed the corresponding minimum amounts, provided however that such offset shall be limited each quarter to the amount paid in excess of the corresponding minimum amount.

        Any royalties due for a specific quarter under this agreement, upon consummation of the committed quantity, shall be paid by LICENSEE no later than ten (10) days after the end of such specific quarter.

   b) Payment of Non-Refundable Engineering Fee will be defined when applicable.

                                 ADDENDUM D
                           SUPPORT DURING WARRANTY PERIOD

   1. LICENSOR's contact information for technical support during the warranty period will be:

        Name: Technical Support Engineer
        tel: +32-57-229-585  fax:+32-57-208-489

        e-mail address: tech.support@lhs.be


   2.  LICENSOR's normal business hours are as follows:

        Monday:   8.30 - 12.30  and 13.30 - 17.30
        Tuesday:  8.30 - 12.30 and 13.30 - 17.30
        Wednesday:     8.30 - 12.30 and 13.30 - 17.30
        Thursday: 8.30 - 12.30 and 13.30 - 17.30
        Friday:        8.30 - 12.30 and 13.30 - 16.30

   3.  The current legal holidays are as follows:

        Belgium:  January 1, 1998
                  January 2, 1998
                  April 13, 1998
                  May 1, 1998
                  May 21, 1998
                  June 1, 1998
                  July 21, 1998
                  November 11, 1998
                  December 25, 1998
                  December 28-31, 1998

   4. LICENSEE shall contact the above mentioned persons of LICENSOR's personnel via the telephone and fax numbers mentioned here above to request for the technical support services as described in Article VI of this Agreement. LICENSOR's technical support personnel will provide LICENSEE with a resolution within a reasonable period of time according to the request and the difficulty of the problem.

   5.If LICENSEE is willing to receive more and/or other technical support during the warranty period, or wishes to expand the technical support after the warranty period, LICENSEE has to enter into a separate maintenance and support agreement with LICENSOR.